UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          June 22, 2005 (June 16, 2005)
                Date of report (Date of earliest event reported)


                             ALLEGHENY ENERGY, INC.
               (Exact name of registrant as specified in charter)


            Maryland                       1-267                13-5531602
  (State or Other Jurisdiction       (Commission File          (IRS Employer
       of Incorporation)                  Number)           Identification No.)


            800 Cabin Hill Drive
          Greensburg, Pennsylvania                            15601-1689
 (Address of principal executive of offices)                  (Zip code)


       Registrant's telephone number, including area code: (724) 837-3000


                                       N/A
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01     Entry into a Material Definitive Agreement.

         On June 16, 2005, Allegheny Energy, Inc. ("AYE" or the "Company") and Allegheny Energy Supply Company, LLC ("AESC" and, together with the Company, the "Borrowers") entered into a $700 million Credit Agreement (the "Credit Agreement") with certain banks, financial institutions and other institutional lenders, The Bank of Nova Scotia, as the initial issuing bank for the letters of credit pursuant to the Credit Agreement, Joint Lead Arranger, Joint Book Runner and Syndication Agent, Citigroup Global Markets Inc., as Joint Lead Arranger and Joint Book Runner, Banc of America Securities LLC, as Joint Book Runner, Bank of America, N.A., as Co-Documentation Agent, Credit Suisse, Cayman Islands Branch, as Joint Book Runner and Co-Documentation Agent, PNC Capital Markets, Inc., as Joint Book Runner, PNC Bank, National Association, as Co-Documentation Agent, and Citicorp North America, Inc., as administrative agent (collectively, the "Bank Parties").

         The Credit Agreement provides for a $400 million senior unsecured revolving credit facility (the "Revolving Facility") and a $300 million senior unsecured term credit facility (the "Term Facility"), subject to the terms and conditions described below and in the Credit Agreement.

         The Revolving Facility (i) refinanced the aggregate principal amount outstanding of approximately $122 million under the previous credit agreement, as amended, dated as of March 8, 2004, among AYE, the Lenders (as defined therein), the Issuing Banks (as defined therein) and Citicorp North America, Inc., as Administrative Agent (as amended, the "Previous Credit Agreement") (collectively, the "Prior Lenders"), (ii) continues the letters of credit issued under the Previous Credit Agreement (approximately $11.5 million) and
(iii) provides working capital and letters of credit for AYE and, subject to certain limitations, its subsidiaries. Under the Revolving Facility, the Bank Parties are required to make revolving credit loans to, and issue letters of credit at the request of, AYE. In addition, subject to certain limitations, AESC may borrow up to $50 million under the Revolving Facility directly, and AYE is permitted to request letters of credit in an amount not in excess of $125 million on behalf of AESC and its subsidiaries. The Borrowers may borrow, repay and re-borrow amounts under the Revolving Facility from time to time until its maturity on June 16, 2010, subject to certain mandatory reductions in the revolving commitment required under the Credit Agreement (provided that the revolving commitments will never be mandatorily reduced to less than $250 million). AYE has agreed to be jointly and severally liable for all of the obligations of AESC under the Credit Agreement.

         Under the Term Facility, the Bank Parties are required to make a single advance in an aggregate principal amount of up to $300 million to AYE on or prior to August 1, 2005. AYE must repay the principal amount borrowed under the Term Facility in consecutive quarterly installments equal to 0.25% of the aggregate principal amount initially advanced to AYE under the Term Facility, with the balance due in full at maturity on June 16, 2010. AYE may not re-borrow any part of the Term Facility that it repays or prepays. The proceeds of the Term Facility will be used to refinance the aggregate principal outstanding amount under the Company's 7.75% Notes due August 1, 2005.

         Loans under the Credit Agreement bear interest, depending on the type of loan requested by the Borrowers, at a rate equal to either (i) the higher of the rate announced publicly by Citibank in New York, from time to time, as Citibank's base rate or half of 1% above the Federal Funds Rate (as defined in the Credit Agreement) (the "Base Rate"), plus the applicable margin, which is between 1.50% and 0.50% for Base Rate loans, or (ii) the Eurodollar Rate (as defined in the Credit Agreement), plus the applicable margin, which is between 2.50% and 1.50% for Eurodollar Rate-based loans. The Eurodollar Rate is determined by dividing LIBOR (as defined in the Credit Agreement) by a percentage equal to 1.00 minus the Eurodollar Rate Reserve Percentage (as defined in the Credit Agreement). With respect to each letter of credit, the relevant Borrower is required to pay to the Administrative Agent a letter of credit fee equal to the applicable margin, which ranges from 2.50% to 1.50%, times the daily maximum amount available to be drawn under such letter of credit. In each case of a Base Rate loan, Eurodollar Rate loan or letter of credit, the applicable margin varies depending upon the Standard & Poor's and Moody's Investors Service, Inc.'s ratings of certain of the Company's public debt. The Borrowers' ability to request and maintain Eurodollar Rate loans is subject to certain limitations.

         The Credit Agreement contains affirmative, negative and financial covenants including, among other things, limits on the incurrence of additional debt and liens, a minimum limit on the ratio of AYE Funds Flow (as defined in the Credit Agreement) to interest expense, a maximum limit on the ratio of Debt for Borrowed Money of AYE (as defined in the Credit Agreement) to AYE Funds Flow, restrictions on the payment of dividends and other distributions, restrictions on sales of assets and investments, and certain restrictions on the Company's subsidiaries. The events of default under the Credit Agreement include, among other things, failure to pay under the Credit Agreement or under any other debt of the Company or its subsidiaries having an aggregate principal amount of $25 million, failure to perform or observe covenants under the Credit Agreement (with customary grace periods, as applicable), insolvency events and change of control events. The Credit Agreement provides that, upon the occurrence of an event of default, payment of all outstanding loans under the Credit Agreement may be accelerated and/or the lenders' commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement automatically become immediately due and payable, and the lenders' commitments automatically terminate. The Credit Agreement also provides for mandatory prepayment, to the extent specified in the Credit Agreement, of borrowings under both the Term Facility and the Revolving Facility upon the sale by the Company or certain of its subsidiaries of certain of their assets.

         The Previous Credit Agreement was terminated on June 16, 2005. No early termination penalties were paid by the Company in respect of the termination of the Previous Credit Agreement.

         Some of the Bank Parties and Prior Lenders have or may have had various relationships with the Company and its affiliates involving the provision of a variety of financial services, including cash management, investment banking, and the issuance of letters of credit.

         The foregoing does not constitute a complete summary of the terms of the Credit Agreement, and reference is made to the complete text of the agreement, which is attached hereto as Exhibit 10.1

Item 1.02     Termination of a Material Definitive Agreement.

         The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.

         The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

         (c) Exhibits.

Exhibit No.              Description
-------------------------------------------------------------------------------
10.1                     Credit Agreement, dated as of June 16, 2005, by and
                         among Allegheny Energy, Inc., Allegheny Energy
                         Supply Company, LLC, certain banks, financial institutions and other institutional lenders, The
                         Bank of Nova Scotia, as the initial issuing bank for the letters of credit pursuant to the Credit
                         Agreement, Joint Lead Arranger, Joint Book Runner and Syndication Agent, Citigroup Global Markets
                         Inc., as Joint Lead Arranger and Joint Book Runner,
                         Banc of America Securities LLC, as Joint Book
                         Runner, Bank of America, N.A., as Co-Documentation
                         Agent, Credit Suisse, Cayman Islands Branch, as
                         Joint Book Runner and Co-Documentation Agent, PNC
                         Capital Markets, Inc., as Joint Book Runner, PNC
                         Bank, National Association, as Co-Documentation
                         Agent, and Citicorp North America, Inc., as administrative agent.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ALLEGHENY ENERGY, INC.


Dated:  June 22, 2005                       By: /s/ Jeffrey D. Serkes
                                                ---------------------------
                                            Name:  Jeffrey D. Serkes
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.           Description
-------------------------------------------------------------------------------
10.1                  Credit Agreement, dated as of June 16, 2005, by and
                      among Allegheny Energy, Inc., Allegheny Energy Supply
                      Company, LLC, certain banks, financial institutions and other institutional lenders, The Bank of Nova Scotia, as the initial issuing bank for the letters of credit pursuant to the Credit Agreement, Joint Lead Arranger,
                      Joint Book Runner and Syndication Agent, Citigroup
                      Global Markets Inc., as Joint Lead Arranger and Joint
                      Book Runner, Banc of America Securities LLC, as Joint
                      Book Runner, Bank of America, N.A., as Co-Documentation
                      Agent, Credit Suisse, Cayman Islands Branch, as Joint
                      Book Runner and Co-Documentation Agent, PNC Capital
                      Markets, Inc., as Joint Book Runner, PNC Bank, National
                      Association, as Co-Documentation Agent, and Citicorp
                      North America, Inc., as administrative agent.